Exhibit 10(c)

Execution Copy

FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

     THIS FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT (this “Amendment”), is made and entered into as of December 7, 2004, by and among CHECKFREE CORPORATION, a Delaware corporation (the “Parent”), CHECKFREE SERVICES CORPORATION, a Delaware corporation (“Services”), and CHECKFREE INVESTMENT CORPORATION, a Nevada corporation (“Checkfree Investment”; and together with the Parent and Services, each a “Borrower” and collectively, the “Borrowers”), the several banks and other financial institutions from time to time party hereto (the “Lenders”), and SUNTRUST BANK, in its capacity as administrative agent for the Lenders (the “Administrative Agent”), as issuing bank (the “Issuing Bank”), and as swingline lender (the “Swingline Lender”).

W I T N E S S E T H:

     WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to a certain Revolving Credit Agreement, dated as of August 20, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have made certain financial accommodations available to the Borrowers;

     WHEREAS, the Borrowers have requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement and waive a certain Event of Default, and subject to the terms and conditions hereof, the Lenders are willing to do so;

     NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrowers, the Lenders and the Administrative Agent agree as follows:

     1. Amendment. Section 5.1 of the Credit Agreement is hereby amended by replacing subsection (f) of such Section in its entirety with the following:

(f) as soon as available, and in any event within forty-five (45) days of the end of each calendar quarter, a report, in form and substance satisfactory to the Administrative Agent, as to all personal tangible property and fixtures of Services as of the last day of such calendar quarter, which shall designate whether such personal tangible property and fixtures are used in connection with or is related to the Business or Electronic Commerce Services Division, the Investment Services Division or the Software Division and shall be accompanied by such supporting detail and documentation reasonably requested by the Administrative Agent, and such report shall be certified by the chief financial officer, chief executive officer or treasurer of Services as being true and correct in all material respects;

     2. Waiver of Event of Default. The Lenders hereby waive the Event of Default that has occurred under Section 8.1(d) of the Credit Agreement as a result of the Borrowers’ failure to deliver the information required by the reporting requirements in Sections 5.1(c) and 5.1(f) of the Credit Agreement for the calendar quarter ending September 30, 2004 within the time periods provided in such Sections.

     3. Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Borrowers shall have no rights under this Amendment, until the Administrative Agent shall have received executed counterparts to this Amendment from the Borrowers and the Required Lenders.

     4. Representations and Warranties. To induce the Lenders and the Administrative Agent to enter into this Amendment, each Borrower hereby represents and warrants to the Lenders and the Administrative Agent that:

     (a) The execution, delivery and performance by such Borrower of this Amendment (i) are within such Borrower’s power and authority; (ii) have been duly authorized by all necessary organizational, and if required, shareholder, partner or member, action; (iii) are not in contravention of any provision of such Borrower’s certificate of incorporation or bylaws or other organizational documents; (iv) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect; (v) will not violate any Requirements of Law applicable to such Borrower or any of its Subsidiaries or any judgment, order or ruling of any Governmental Authority; (vi) will not violate or result in a default under any indenture, material agreement or other material instrument binding on such Borrower or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by such Borrower or any of its Subsidiaries and (vii) will not result in the creation or imposition of any Lien on any asset of such Borrower or any of its Subsidiaries, except Liens (if any) created under the Loan Documents.

     (b) This Amendment has been duly executed and delivered for the benefit of or on behalf of such Borrower and constitutes a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity; and

     (c) After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing as of the date hereof.

     5. Acknowledgments.

     (a) Reaffirmation of Guaranty. Each Borrower jointly and severally ratifies and confirm the terms of Article XI of the Credit Agreement. Each Borrower acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Borrowers to the Lenders or any other obligation of the Borrowers, or any actions now or hereafter taken by the Lenders with respect to any obligation of the Borrowers, the guaranty contained in Article XI of the Credit Agreement (i) is and shall continue to be a primary obligation of such Borrower, (ii) is and shall continue to be an absolute, unconditional, joint and several, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms.

     (b) Acknowledgment of Security Interest. Services hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents.

     6. Effect of Amendment. Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of each of the Borrowers to the Lenders and the Administrative Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

     7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Georgia and all applicable federal laws of the United States of America.

     8. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.

     9. Costs and Expenses. The Borrowers agree, jointly and severally, to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.

     10. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

     11. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and permitted assigns.

     12. Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[Signature Pages To Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed, under seal in the case of the Borrowers, by their respective authorized officers as of the day and year first above written.

BORROWERS:

CHECKFREE CORPORATION

By	/s/ David E. Mangum

Name: David E. Mangum
Title: Executive Vice President and CFO

CHECKFREE SERVICES CORPORATION

By	/s/ David E. Mangum

Name: David E. Mangum
Title: Executive Vice President and CFO

CHECKFREE INVESTMENT CORPORATION

By	/s/ David E. Mangum

Name: David E. Mangum
Title: Executive Vice President and Treasurer

[SIGNATURE PAGE TO FIRST AMENDMENT]

SUNTRUST BANK, as Administrative Agent, as Issuing Bank, as Swingline Lender and as a Lender

By	/s/ Nora G. Brown

Name:	Nora G. Brown
Title:	Vice President

BANK OF AMERICA, N.A. as a Lender

By

Name:
Title:

KEYBANK NATIONAL ASSOCIATION as a Lender

By	/s/ Jeff Kalinowski

Name:	Jeff Kalinowski
Title:	Senior Vice President

US BANK, NATIONAL ASSOCIATION, as a Lender

By	/s/ David F. Higbee

Name:	David F. Higbee
Title:	Vice President

BNP PARIBAS, as a Lender

By

Name:
Title:

By

Name:
Title:

REGIONS BANK, as a Lender

By	/s/ W. Brad Davis

Name:	W. Brad Davis
Title:	VP

[SIGNATURE PAGE TO FIRST AMENDMENT]

BRANCH BANKING & TRUST COMPANY, as a Lender

By	/s/ McKie M. Trotten

Name:	McKie M. Trotten
Title:	Vice President

MIZUHO CORPORATE BANK, LTD., as a Lender

By	/s/ Bertram Tang

Name: Title:	Bertram Tang Senior Vice President & Team Leader

[SIGNATURE PAGE TO FIRST AMENDMENT